UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 18, 2007

Date of Earliest Event Reported: January 15, 2007

ALLIANCE LAUNDRY SYSTEMS LLC

ALLIANCE LAUNDRY CORPORATION

ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-56857	39-1927923
DELAWARE	333-56857-01	39-1928505
DELAWARE	333-56857-02	52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street P.O. Box 990

RIPON, WISCONSIN 54971-0990

(Address and zip code of principal executive offices)

(920) 748-3121

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William J. Przybysz, Vice President – Strategic Projects, has decided to retire from Alliance Laundry Systems LLC (the “Company”) effective July 26, 2007. In recognition of his service and past accomplishments, the Company has entered into a Separation Agreement with Mr. Przybysz, dated as of January 15, 2007.

The Separation Agreement provides that Mr. Przybysz will cease full time employment with the Company as of January 15, 2007, but will remain available for assignments from the Company until July 26, 2007 and will, in exchange for his availability and his work on any such assignments, continue to receive his base salary at the rate in effect as of January 15, 2007 until July 26, 2007. In addition, Mr. Przybysz is required to abide by certain restrictive covenants for six months following July 26, 2007. The Separation Agreement also provides that Mr. Przybysz will receive the bonus awarded to him under to the Company’s Executive Retention Bonus Program and that, for purposes of the Nonqualified Stock Option Agreement, dated as of January 27, 2005, between Mr. Przybysz and ALH Holding Inc., Mr. Przybysz’s termination of employment will be treated as a Special Termination (as defined in the Nonqualified Stock Option Agreement) occurring on July 26, 2007, except that he will forfeit unvested options to purchase 9,633 shares of ALH Holding Inc. common stock as of January 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC (Registrant)

DATE: January 18, 2007	By:	/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	Chief Executive Officer and President

	By:	/s/ Bruce Rounds
	Name:	Bruce Rounds
	Title:	Vice President and Chief Operating Officer

ALLIANCE LAUNDRY CORPORATION (Registrant)

DATE: January 18, 2007	By:	/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	Chief Executive Officer and President

	By:	/s/ Bruce Rounds
	Name:	Bruce Rounds
	Title:	Vice President and Chief Operating Officer

ALLIANCE LAUNDRY HOLDINGS LLC (Registrant)

DATE: January 18, 2007	By:	/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	Chief Executive Officer and President

	By:	/s/ Bruce Rounds
	Name:	Bruce Rounds
	Title:	Vice President and Chief Operating Officer